                                  EXHIBIT 21.1

                     SUBSIDIARIES OF RAILWORKS CORPORATION

                                                        STATE OF             NAMES UNDER
NAME OF COMPANY                                       INCORPORATION     WHICH DOING BUSINESS
---------------                                       -------------     --------------------
Alpha-Keystone Engineering, Inc.                      Pennsylvania
Alpha-Keystone, Inc.                                  Ohio
Armcore Acquisition Corp.                             Delaware
Armcore Railroad Contractors, Inc.                    Illinois
  (subsidiary of Armcore Acquisition Corp.)
Annex Railroad Builders, Inc.                         Indiana
Birmingham Wood, Inc.                                 Alabama
Comstock Holdings, Inc.                               Delaware
L.K. Comstock & Company, Inc.                         New York
  (subsidiary of Comstock Holdings Inc.)
Comtrak Construction, Inc.                            Georgia
Condon Brothers, Inc.                                 Washington
CPI Concrete Products Incorporated                    Tennessee
FCM Rail, Ltd.                                        Michigan
F&V Metro RW, Inc.                                    Delaware
F&V Metro Contracting Corp.                           New York
  (subsidiary of F&V Metro RW, Inc.)
Impulse Enterprises of New York, Inc.                 New York
  (subsidiary of F&V Metro RW, Inc.)
V&R Electrical Contractors, Inc.                      New York
  (subsidiary of F&V Metro RW, Inc.)
Gantrex RW, Inc.                                      Delaware
Gantrex Holding Corporation                           Delaware
  (subsidiary of Gantrex RW, Inc.)

                                             STATE OF                        NAMES UNDER
NAME OF COMPANY                            INCORPORATION                WHICH DOING BUSINESS
---------------                            -------------                --------------------

Gantrex Corporation (subsidiary of         Pennsylvania
  Gantrex Holding Corp)
Gantrex Systems, Inc. (subsidiary of       Delaware
  Gantrex RW, Inc. and Gantrex
  Holding Corp)
Gantrex RW Company (subsidiary of          Nova Scotia unlimited
  Gantrex RW, Inc.)                          liability company
Gantrex Holdings-Canada, Inc.              Nova Scotia corporation
  ("GHC")(subsidiary of Gantrex RW Co)
Gantrex Group Ltd (subsidiary of GHC)      Ontario corporation
Gantrex Limited (subsidiary of
  Gantrex Group Ltd)
Gantrex Systems Limited (subsidiary        Ontario corporation
  of Gantrex Group Ltd)
Norapco Limited (subsidiary of GHC)        Ontario corporation
H.P. McGinley, Inc.                        Pennsylvania
Kennedy Railroad Builders, Inc.            Pennsylvania
M Track Enterprises, Inc.                  New York
McCord Treated Wood, Inc.                  Alabama
Merit Railroad Contractors, Inc.           Missouri
Midwest Construction Services, Inc.        Indiana
MidWest RW, Inc.                           Delaware
MidWest Railroad Construction &            Wyoming
  Maintenance Corporation of Wyoming
  (subsidiary of Mid West RW, Inc.)
Minnesota Railroad Service, Inc.           Tennessee

                                                                                  NAMES UNDER
NAME OF COMPANY                          STATE OF INCORPORATION               WHICH DOING BUSINESS
---------------------------------        ----------------------               --------------------
New England Railroad Construction             Connecticut                     NERRCO, Inc.
  Co., Inc.

Northern Rail Service and Supply                Michigan
  Company, Inc.

Pacific Northern Rail Contractors               Canadian
  Corp.

Pacific Northern Rail Holdings Ltd.             Canadian

Pacific Northern Rail RW, Inc.                  Canadian

PNR Investments Ltd.                            Canadian

PNR Leasing Ltd.                                Canadian

R. & M. B. Rail Co., Inc.                       Indiana                       Mize Construction Company

Railcorp Inc.                                     Ohio

Railcorp Service, Inc.                           Nevada                       Brace and Matson, Inc.,;
                                                                              Brace and Matson, Co.

Railcorp Specialties, Inc.                      Indiana

Railroad Service Inc.                          Tennessee

RailWorks Canada Company                        Canadian

RailWorks Canada Inc.                           Delaware

Sheldon Electric, Inc.                          Delaware

Southern Indiana Wood Preserving                Indiana
  Co., Inc.

U.S. Trackworks, Inc.                           Michigan

U.S. Railway Supply, Inc.                       Indiana

Wm. A. Smith Construction Co.,                   Texas
  Inc.

Wm. A Smith Rerailing Services,                  Texas
  Inc.